AZZ Inc. to Acquire Precoat Metals
from Sequa Corporation

Advances AZZ’s strategy of becoming predominantly a metal coatings company

Highly complementary acquisition extends AZZ’s position across the metal coating value chain

Combination significantly enhances AZZ’s scale and margin profile

Expected to be immediately and substantially accretive to adjusted earnings per share

Strong free cash flow generation supports near-term deleveraging and future growth

Consistent with acquisition strategy prioritizing North American coatings targets with strong strategic fit

March 7, 2022 – FORT WORTH, TX – AZZ Inc. (“AZZ” or the “Company”) (NYSE: AZZ), a global provider of galvanizing and metal coating solutions, welding solutions, specialty electrical equipment and highly engineered services for maintaining and building critical infrastructure, and Sequa Corporation (“Sequa”), a portfolio company of global investment firm Carlyle (NASDAQ: CG), jointly announced today that they have entered into a definitive agreement whereby AZZ will acquire Sequa’s Precoat Metals business division (“Precoat”) for a purchase price of approximately $1.28 billion. When adjusted for the net present value of approximately $150 million of expected net tax benefits, the net purchase price is approximately $1.13 billion, which represents approximately 8.2x Precoat’s adjusted EBITDA for the twelve months ended December 31, 2021.

Headquartered in St. Louis, Missouri, Precoat is the leading independent provider of metal coil coating solutions in North America. Precoat engages in the advanced application of protective and decorative coatings and related value-added services for steel and aluminum coil primarily serving the construction; appliance; heating, ventilation and air conditioning (HVAC); container; transportation and other end markets. Precoat has approximately 1,100 employees and operates a network of 13 strategically located manufacturing facilities with 15 coating lines and 17 value-added processing lines. For the twelve months ended December 31, 2021, Precoat generated revenue of approximately $700 million and adjusted EBITDA of approximately $137 million.

Tom Ferguson, Chief Executive Officer of AZZ, commented, “We are pleased to acquire North America’s largest independent provider of metal coil coatings and related services. Through this acquisition, AZZ significantly broadens our metal coatings offering, creating unrivaled scale and breadth of solutions in both the prepainted and post-fabrication coatings markets. We believe the coil coating market will provide sustainable future growth for AZZ, and we intend to provide Precoat with the financial resources to expand and further invest in commercial and operational excellence. This acquisition is consistent with our previously communicated strategy prioritizing North American coatings targets with strong strategic fit that are accretive within the first year of operation, and it is a testament to our commitment to drive profitable growth. This acquisition represents a continued transition of AZZ from a diverse holding company to a focused provider of coating and galvanizing services for critical applications. We welcome Precoat’s talented employees and management team to AZZ and look forward to a seamless integration with uninterrupted industry-leading service to their customers.”

Kurt Russell, President of Precoat, commented, “This is an exciting milestone for Precoat Metals. Through our 60-year history, Precoat has been part of several great organizations, and I believe AZZ is an excellent cultural fit for our company. This acquisition provides a great opportunity for Precoat to continue our core growth strategies in support of our customers, while bringing a level of diversification to AZZ’s existing strong metal coating and finishing capabilities.”

“I would like to thank the Precoat team for all of their contributions to Sequa,” said Tom Mepham, Chief Executive Officer of Sequa. “Precoat has been an important and valuable part of the Sequa story through its history, and I am excited for its next chapter with AZZ and for the future of Chromalloy as a focused, standalone high-growth aerospace and aeroderivative aftermarket business.”

The acquisition is anticipated to be immediately and substantially accretive to AZZ’s adjusted earnings per share. Not including Precoat, AZZ upgrades its fiscal year 2022 revenue guidance to $890 million to $910 million and now expects to generate fiscal year 2022 earnings per share of $3.15 to $3.25, exceeding the Company’s prior guidance of $3.00 to $3.20.

AZZ expects to fund the transaction with a combination of cash on hand, newly issued debt financing and the issuance of equity or equity-linked securities. Following the transaction, deleveraging will be a near-term capital allocation priority of the Company. AZZ expects significant post-closing deleveraging driven by the strong free cash flow generation of the combined business and remains committed to paying a dividend on its common stock while continuing to support profitable growth initiatives. The transaction is expected to close in the first quarter of AZZ’s fiscal year 2023 and is subject to customary closing conditions and regulatory approvals.

Advisors

Citi acted as financial advisor to AZZ and Baker & McKenzie LLP served as legal counsel in connection with the transaction. Citi and Wells Fargo provided committed debt financing for the transaction. Ernst & Young Capital Advisors, LLC served as independent capital advisor to the Company.

Evercore and Barclays acted as financial advisors to Sequa Corporation and Latham & Watkins LLP served as legal counsel in connection with the transaction.

Conference Call

AZZ Inc. will conduct a conference call to discuss the transaction Tuesday, March 8, 2022, at 11:00 A.M. ET. Interested parties can access the conference call by dialing (844) 855-9499 or (412) 317-5497 (international). A webcast of the call will be available on the Company’s Investor Relations page at http://www.azz.com/investor-relations.

A replay of the call will be available at (877) 344-7529 or (412) 317-0088 (international), replay access code: 1365031, through March 15, 2022, or by visiting http://www.azz.com/investor-relations.

There will be a slide presentation accompanying today’s event. The Company’s slide presentation for the call will be available on the Investor Relations page at http://www.azz.com/investor-relations.

About AZZ Inc.

AZZ Inc. is a global provider of galvanizing and a variety of metal coating solutions, welding solutions, specialty electrical equipment and highly engineered services to a broad range of markets, including, but not limited to, the power generation, transmission, distribution, refining and industrial markets. AZZ’s Metal Coatings segment is a leading provider of metal finishing solutions for corrosion protection, including hot-dip galvanizing, spin galvanizing, powder coating, anodizing and plating, to the North American steel fabrication industry. AZZ’s Infrastructure Solutions segment is dedicated to delivering safe and reliable transmission of power from generation sources to end customers, and automated weld overlay solutions for corrosion and erosion mitigation to critical infrastructure in the energy and waste management markets worldwide.

About Precoat Metals

Founded in 1961 and headquartered in St. Louis, Missouri, Precoat Metals is the leading independent provider of metal coil coating solutions in North America. Precoat engages in the advanced application of protective and decorative coatings and related value-added services for steel and aluminum coil primarily serving the construction; appliance; heating, ventilation and air conditioning (HVAC); container; transportation and other end markets. Precoat has approximately 1,100 employees and operates a network of 13 strategically located manufacturing facilities with 15 coating lines and 17 value-added processing lines.

About Sequa Corporation

Sequa Corporation is a diversified industrial company with operations in the aerospace, energy and metal coatings industries through its Chromalloy and Precoat Metals business units. Chromalloy provides the airline industry with a broad range of aftermarket services and ranks as the leading independent supplier of advanced repairs for jet engine parts. Chromalloy operates around the world and around the clock, providing airlines with timely, cost-effective, and proven repairs for turbine airfoils and other critical engine parts – repairs that extend the life of the parts and drive down airline maintenance costs. Chromalloy also serves the industrial and marine gas turbine market, as well as the military market. Precoat Metals, the largest independent metal coil coater in North America, provides speedy, dependable service and the highest standard of quality to a broad range of industrial customers. A leader in the application of decorative and protective coatings to continuous coiled steel for use in commercial and residential construction projects, Precoat also serves an expanding roster of other industrial end users. For additional information, visit www.sequa.com.

Safe Harbor Statement

Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Certain factors could affect the outcome of the matters described herein. This press release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand for our products and services, including demand by the power generation markets, electrical transmission and distribution markets, the industrial markets, and the metal coatings markets. In addition, within each of the markets we serve, our customers and our operations could potentially continue to be adversely impacted by the ongoing COVID-19 pandemic, including governmental issued mandates regarding the same. We could also experience additional increases in labor costs, components and raw materials, including zinc and natural gas, which are used in our hot dip galvanizing process; supply-chain vendor delays; customer requested delays of our products or services; delays in additional acquisition or disposition opportunities; currency exchange rates; availability of experienced management and employees to implement AZZ’s growth strategy; a downturn in market conditions in any industry relating to the products we inventory or sell or the services that we provide; economic volatility or changes in the political stability in the United States and other foreign markets in which we operate; acts of war or terrorism inside the United States or abroad; and other changes in economic and financial conditions. AZZ has provided additional information regarding risks associated with the business in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 28, 2021 and other filings with the Securities and Exchange Commission (“SEC”), available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as adjusted EBITDA and adjusted earnings per share, have not been prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). The Company’s management believes that the presentation of these non-GAAP financial measures provides investors with a greater transparency comparison of operating results across a broad spectrum of companies, which provides a more complete understanding of the Company’s financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as adjusted EBITDA and adjusted earnings per share, to assess operating performance and that such measures may highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP.

While the Company believes these non-GAAP measures are useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

Company Contact:
David Nark, Senior Vice President of Marketing, Communications and Investor Relations
AZZ Inc.
(817) 810-0095
www.azz.com

Investor Contact:
Joe Dorame, Managing Partner
Lytham Partners
(602) 889-9700
www.lythampartners.com